Exhibit 99.1

FS KKR Capital Corp. Announces First Quarter 2025 Results

Declares Second Quarter 2025 Distribution of $0.70 per share

PHILADELPHIA, PA AND NEW YORK, NY – May 7, 2025 – FS KKR Capital Corp. (NYSE: FSK), or the Company, today announced its financial and operating results for the quarter ended March 31, 2025, and that its board of directors has declared a second quarter 2025 distribution of $0.70 per share.

Financial and Operating Highlights for the Quarter Ended March 31, 2025(1)

•	Net investment income of $0.67 per share, compared to $0.61 per share for the quarter ended December 31, 2024

•	Adjusted net investment income(2) of $0.65 per share, compared to $0.66 per share for the quarter ended December 31, 2024

•	Net asset value of $23.37 per share, compared to $23.64 per share as of December 31, 2024

•	Total net realized and unrealized loss of $0.24 per share, compared to a total net realized and unrealized loss of $0.09 per share for the quarter ended December 31, 2024

•	Adjusted net realized and unrealized loss(2) of $0.22 per share, compared to adjusted net realized and unrealized loss of $0.07 per share for the quarter ended December 31, 2024

•	Earnings per Share of $0.43, compared to Earnings per Share of $0.52 for the quarter ended December 31, 2024

•	Total purchases of $1,998 million versus $1,407 million of sales and repayments, including $290 of sales to the Company’s joint venture Credit Opportunities Partners JV, LLC

•	Net debt to equity ratio(3) as of March 31, 2025 was 114%, compared to 104% as of December 31, 2024

•	Paid distributions to stockholders totaling $0.70 per share(4)

“We are pleased to deliver a strong start to the year, generating $0.65 per share of Adjusted Net Investment Income and originating approximately $2.0 billion of new investments,” said Michael C. Forman, Chief Executive Officer & Chairman. “Our strategy of building spillover income during prior periods of elevated interest rates supports the continued stability of our $0.64 base and $0.06 supplemental quarterly distributions amid the current market volatility.”

Declaration of Distribution for Second Quarter 2025

On May 5, 2025, FSK’s board of directors declared a distribution for the second quarter of $0.70 per share, consisting of a base distribution of $0.64 per share and a supplemental distribution of $0.06 per share, which will be paid on or about July 2, 2025 to stockholders of record as of the close of business on June 18, 2025.

Portfolio Highlights as of March 31, 2025

•	Total fair value of investments was $14.1 billion of which 63.3% was invested in senior secured securities.

•	Weighted average annual yield on accruing debt investments(5) was 11.0%, compared to 11.3% as of December 31, 2024. Excluding the impact of merger accounting, weighted average annual yield on accruing debt investments was 10.8%, compared to 11.0% as of December 31, 2024.

•	Weighted average annual yield on all debt investments(5) was 10.4%, compared to 10.7% as of December 31, 2024. Excluding the impact of merger accounting, weighted average annual yield on all debt investments was 10.2%, compared to 10.4% as of December 31, 2024.

•	Exposure to the top ten largest portfolio companies by fair value was 20%, compared to 21% as of December 31, 2024.

•	As of March 31, 2025, investments on non-accrual status represented 2.1% and 3.5% of the total investment portfolio at fair value and amortized cost, respectively, compared to 2.2% and 3.7% as of December 31, 2024.

Portfolio Data	As of March 31, 2025	As of December 31, 2024
Total fair value of investments	$14,122	$13,490
Asset Class (based on fair value)
Senior Secured Loans — First Lien	58.1%	57.8%
Senior Secured Loans — Second Lien	4.8%	5.1%
Other Senior Secured Debt	0.4%	0.9%
Subordinated Debt	1.7%	1.7%
Asset Based Finance	15.4%	15.6%
Credit Opportunities Partners JV, LLC	11.8%	10.1%
Equity/Other	7.8%	8.8%
Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	67.2%	65.8%
% Fixed Rate Debt Investments	8.2%	9.5%
% Other Income Producing Investments	17.3%	16.4%
% Non-Income Producing Investments(7)	5.2%	6.1%
% of Investments on Non-Accrual(6)	2.1%	2.2%

Leverage and Liquidity as of March 31, 2025

•	Net debt to equity ratio(3) of 114%, based on $8.0 billion in total debt outstanding, $472 million of cash, cash equivalents and foreign currency and $62 million of net receivable for investments sold and repaid and stockholders’ equity of $6.5 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 5.48%.

•	Cash, cash equivalents and foreign currency of $472 million and availability under the Company’s financing arrangements of $2.6 billion, subject to borrowing base and other limitations.

•	As of March 31, 2025, 54% of the Company’s $8.0 billion of total debt outstanding was in unsecured debt and 46% in secured debt.

Conference Call Information

FSK will host its first quarter 2025 results conference call via live webcast on Thursday, May 8, 2025 at 9:00 a.m. (Eastern Time). All interested parties are welcome to participate and can access the live webcast from the Investor Relations section of FSK’s website at www.fskkradvisor.com under Events or through the following URL: https://edge.media-server.com/mmc/p/isyxsvi2.

Research analysts who wish to participate in the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call using the following URL: https://register.vevent.com/register/BI88609fffb868418db921e13cda59543e. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN number that can be used to access the call.

An investor presentation of financial information will be available by visiting the Investor Relations section of FSK’s website, under Presentations after the market close on Wednesday, May 7, 2025.

A replay of the call will be available beginning shortly after the end of the call by visiting the Investor Relations section of FSK’s website, under Events.

Supplemental Information

An investor presentation of financial information will be available by visiting the Investor Relations section of FSK’s website at www.fskkradvisor.com, under Presentations, after the market close on Wednesday, May 7, 2025.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK and other business development companies.

FS Investments is a global alternative asset manager dedicated to delivering superior performance and innovative investment and capital solutions. The firm manages over $83 billion in assets for a wide range of clients, including institutional investors, financial professionals and individual investors. FS Investments provides access to a broad suite of alternative asset classes and strategies through its best-in-class investment teams and partners. With its diversified platform and flexible capital solutions, the firm is a valued partner to general partners, asset owners and portfolio companies. FS Investments is grounded in its high-performance culture and guided by its commitment to building value for its clients, investing in its colleagues and giving back to its communities. The firm has more than 500 employees across offices in the U.S., Europe and Asia and is headquartered in Philadelphia.

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, geo-political risks, natural disasters or pandemics, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2025, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on May 7th, 2025, as well as FSK’s other reports filed with the SEC. A copy of FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2025 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkradvisor.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Anna Kleinhenn

Anna.Kleinhenn@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Unaudited Consolidated Statements of Operations

(in millions, except share and per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Investment income
From non-controlled/unaffiliated investments:
Interest income	$217	$288
Paid-in-kind interest income	16	17
Fee income	14	17
Dividend and other income	12	6
From non-controlled/affiliated investments:
Interest income	8	6
Paid-in-kind interest income	18	10
Fee income	3	—
Dividend and other income	9	4
From controlled/affiliated investments:
Interest income	15	21
Paid-in-kind interest income	28	8
Fee income	—	—
Dividend and other income	60	57
Total investment income	400	434

Operating expenses
Management fees	52	55
Subordinated income incentive fees	39	43
Administrative services expenses	3	3
Accounting and administrative fees	1	1
Interest expense	113	116
Other general and administrative expenses	5	4
Total operating expenses	213	222
Net investment income	187	212

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(40)	(225)
Non-controlled/affiliated investments	9	(10)
Controlled/affiliated investments	13	(8)
Net realized gain (loss) on foreign currency forward contracts	0	(0)
Net realized gain (loss) on foreign currency	1	(3)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	58	172
Non-controlled/affiliated investments	(20)	20
Controlled/affiliated investments	(52)	(6)
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	(10)	8
Net change in unrealized gain (loss) on foreign currency	(26)	13
Total net realized and unrealized gain (loss)	(67)	(39)
Net increase (decrease) in net assets resulting from operations	$120	$173

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings (Losses) per Share)	$0.43	$0.62
Weighted average shares outstanding	280,066,433	280,066,433

Consolidated Balance Sheets

(in millions, except share and per share amounts)

	March 31, 2025
	(Unaudited)	December 31, 2024
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$9,307 and $8,830, respectively)	$9,109	$8,573
Non-controlled/affiliated investments (amortized cost—$1,192 and $1,128, respectively)	1,184	1,140
Controlled/affiliated investments (amortized cost—$4,191 and $4,086, respectively)	3,829	3,777
Total investments, at fair value (amortized cost—$14,690 and $14,044, respectively)	14,122	13,490
Cash and cash equivalents	289	278
Foreign currency, at fair value (cost—$183 and $17, respectively)	183	18
Receivable for investments sold and repaid	65	186
Income receivable	180	187
Unrealized appreciation on foreign currency forward contracts	0	3
Deferred financing costs	26	26
Prepaid expenses and other assets	50	31
Total assets	$14,915	$14,219
Liabilities
Payable for investments purchased	$3	$2
Debt (net of deferred financing costs and discount of $49 and $49, respectively)	7,989	7,351
Unrealized depreciation on foreign currency forward contracts	8	1
Stockholder distributions payable	196	—
Management fees payable	52	53
Subordinated income incentive fees payable	39	35
Administrative services expense payable	5	3
Interest payable	65	108
Other accrued expenses and liabilities	12	44
Total liabilities	8,369	7,597
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 280,066,433 and 280,066,433 shares issued and outstanding, respectively	0	0
Capital in excess of par value	9,284	9,284
Retained earnings (accumulated deficit)	(2,738)	(2,662)
Total stockholders’ equity	6,546	6,622
Total liabilities and stockholders’ equity	$14,915	$14,219
Net asset value per share of common stock at period end	$23.37	$23.64

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	March 31, 2025	December 31, 2024
GAAP net investment income per share	$0.67	$0.61
Accretion resulting from merger accounting	$(0.02)	$(0.02)
Excise taxes	$0.00	$0.07
Adjusted net investment income per share(2)	$0.65	$0.66
GAAP Net realized and unrealized gain (loss) per share	$(0.24)	$(0.09)
Unrealized appreciation from merger accounting	$0.02	$0.02
Adjusted net realized and unrealized gain(2)	$(0.22)	$(0.07)

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes (iii) the impact of accretion resulting from merger accounting; and (iv) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business. FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. Adjusted net realized and unrealized gain is a non-GAAP financial measure. Adjusted net realized and unrealized gain is presented for all periods as GAAP realized and unrealized gains to exclude the impact of the merger accounting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income and GAAP net realized and unrealized gain to adjusted net realized and unrealized gain can be found above.
3)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.
4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.
5)	See FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2025 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.
6)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2025 for a description of FSK’s revenue recognition policy.
7)	Does not include investments on non-accrual status.